Exhibit 99.5

INSTRUCTION TO REGISTERED HOLDER

From Beneficial Owner of

Meritage Homes Corporation’s

7% Senior Notes due 2022

To DTC Participant:

The undersigned hereby acknowledges receipt of the prospectus dated                     , 2012 (the “Prospectus”) of Meritage Homes Corporation, a Maryland corporation (the “Company”), and accompanying Letter of Transmittal (the “Letter of Transmittal”), which together constitute the Company’s offer (“Exchange Offer”) to exchange up to $300,000,000 in aggregate principal amount of its 7% Senior Notes due 2022 (the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its outstanding unregistered 7% Senior Notes due 2022 (the “Outstanding Notes”). Tenders of Outstanding Notes may be made only in principal amounts equal to $2,000 and integral multiples of $1,000 in excess thereof. Capitalized terms used but not defined have the meanings assigned to them in the Letter of Transmittal.

The undersigned understands and agrees that the Company has filed a registration statement to register the Exchange Notes under the Securities Act and will not accept for exchange any Outstanding Notes until the registration statement has become effective under the Securities Act.

This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

$                     of Outstanding Notes

With respect to the Exchange Offer, the undersigned hereby instructs you to (check one of the following boxes):

☐	TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered, if any):

$                     of Outstanding Notes

☐	NOT TENDER any Outstanding Notes held by you for the account of the undersigned.

If the undersigned is instructing you to tender the Outstanding Notes held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized:

•

to make, on behalf of the undersigned (and the undersigned, by its signature below, makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including but not limited to the representations that:

•	the Exchange Notes issued in the Exchange Offer are acquired in the ordinary course of the undersigned’s business;

•	the undersigned has no arrangement or understanding with any person to participate, and is not participating, in the distribution of the Exchange Notes within the meaning of the Securities Act;

•	the undersigned is not an “affiliate” of the Company within the meaning of Rule 405 of the Securities Act and as interpreted by the Securities Exchange Commission;

•	the undersigned is not holding Outstanding Notes that have, or that are reasonably likely to have, the status of an unsold allotment in the initial offering of the Outstanding Notes;

•	if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes; and

•	if the undersigned is a broker-dealer, such broker-dealer will receive the Exchange Notes for its own account in exchange for Outstanding Notes and that:

•	such Outstanding Notes were acquired by such broker-dealer as a result of market-making or other trading activities; and

•

it will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of Exchange Notes, and will comply with the applicable provisions of the Securities Act with respect to resale of any Exchange Notes; and

•

the undersigned acknowledges that any person who is an affiliate of the Company or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction of the Exchange Notes acquired by such person and such person cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in its series of interpretative no-action letters with respect to exchange offers;

•	to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

•	to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Outstanding Notes.

SIGN HERE

Signature(s) of Owner(s):

Name(s) (Please type or print):

Tax ID or Social Security Number:

Title (Capacity):

Address (Include Zip Code):

Area Code and Telephone No.:

Date:                     , 2012

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